Exhibit 10.1

EXECUTION VERSION

INVESTMENT AND CONTRIBUTION AGREEMENT

BY AND AMONG

PHOENIX INVESTMENT MANAGEMENT COMPANY,

VIRTUS HOLDINGS, INC.,

HARRIS BANKCORP, INC.

AND

THE PHOENIX COMPANIES, INC.

Dated as of

October 30, 2008

i

ii

iii

INVESTMENT AND CONTRIBUTION AGREEMENT (this “Agreement”), dated as of October 30, 2008, by and among PHOENIX INVESTMENT MANAGEMENT COMPANY, a Delaware corporation (“PIMCO”), VIRTUS HOLDINGS, INC., a Delaware corporation (the “Company”), HARRIS BANKCORP, INC., a Delaware corporation (the “Investor”), and THE PHOENIX COMPANIES, INC., a Delaware corporation (“PNX”).

WHEREAS, PIMCO owns all of the shares of common stock, par value $0.01, of Virtus Investment Partners, Inc., a Delaware corporation (“Virtus” and the common stock thereof, “Virtus Common Stock”);

WHEREAS, PIMCO desires to contribute (the “Contribution”) to the Company all of the Virtus Common Stock owned by it in exchange for all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) and all of the issued and outstanding shares of Series A Non-Voting Participating Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”) and Series B Voting Participating Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”);

WHEREAS, immediately after the Contribution, PIMCO desires to sell to the Investor, and the Investor desires to purchase from PIMCO, subject to the terms and conditions hereof, all of the Series A Preferred Stock owned by PIMCO;

WHEREAS, PIMCO is a direct wholly-owned subsidiary of PNX;

WHEREAS, PNX and Virtus expect to enter into a Separation Agreement (as defined herein) whereby, subject to the terms and conditions thereof, PNX will, after the contribution by PIMCO of all of the outstanding shares of the Company to PNX in accordance with the Separation Agreement, including the transfer of all the assets and liabilities of the Virtus Business (as defined herein) and subject to the terms and conditions of the Separation Agreement, distribute (the “Distribution”) to PNX’s stockholders all the shares of Common Stock; and

WHEREAS, immediately prior to the Distribution, PIMCO desires to sell to the Investor, and the Investor desires to purchase from PIMCO, subject to the terms and conditions hereof, all of the Series B Preferred Stock owned by PIMCO;

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

ARTICLE I

DEFINITIONS

(a) As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this Agreement, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means (a) any United States Federal, state, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday, or a day when banks in The City of New York, New York are authorized by Applicable Law to be closed.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

“Certificate of Designations” means the Certificate of Designations of Series A Non-Voting Convertible Preferred Stock and Series B Voting Convertible Preferred Stock of Virtus Holdings, Inc.

“Client” of a Person means any other Person to which such Person or any of its controlled Affiliates provides investment management or investment advisory services, including any sub-advisory services, relating to securities or other financial instruments, commodities, real estate or any other type of asset, pursuant to an investment advisory arrangement.

“Closing Price” of the Common Stock or any other securities means, as of any date of determination:

(a) the closing sale price (or if no closing sale price is reported, the last reported sale price) of shares of the Common Stock or such other securities on the New York Stock Exchange on that date; or

(b) if the Common Stock or such other securities are not traded on the New York Stock Exchange on that date, the closing sale price of shares of Common Stock or such other securities as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded on that date (or, if no closing sale price is reported, the last reported sale price of shares of the Common Stock or such other securities on the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded on that date); or

(c) if the Common Stock or such other securities are not traded on a U.S. national or regional securities exchange on that date, the last quoted bid price on that date for the Common Stock or such other securities in the over-the-counter market as reported by Pink OTC Markets Inc. or a similar organization; or

(d) if the Common Stock or such other securities are not so quoted by Pink OTC Markets Inc. or a similar organization on that date, the market price of the Common Stock or such other securities on that date as determined by a nationally recognized independent investment banking not affiliated with the Company retained by the Company for this purpose.

For the purposes of this Agreement, all references herein to the closing sale price and the last reported sale price of the Common Stock on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price and the last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and the last reported sale price on the website of the New York Stock Exchange shall govern.

If during a period applicable for calculating the Closing Price of Common Stock or any other security any event occurs that requires an adjustment to the Conversion Rate (as defined in the Certificate of Designations), the Closing Price of the Common Stock or such other security shall be calculated for such period in a manner determined by the Company in good faith and in accordance with the provisions of the Certificate of Designations to appropriately reflect the impact of such event on the price of the Common Stock or such other security during such period.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Commodity Exchange Act” means the Commodity Exchange Act, as from time to time amended, and the rules and regulations of the Commission promulgated thereunder.

“Common Stock” has the meaning set forth in the recitals to this Agreement and, unless the context otherwise requires, includes the associated Series C Junior Participating Preferred Stock purchase rights issuable in respect of such shares pursuant to the Rights Agreement.

“Common Stock-Equivalent Security” means securities of the Company more than 50% of the principal amount, liquidation preference or stated value of which is convertible into or exchangeable or exercisable for, shares of Common Stock. Any offerings of units of multiple securities, one or more of which securities is Common Stock or a Common-Stock-Equivalent Security, shall not constitute an offering of Common Stock-Equivalent Securities unless more than 50% of the aggregate principal amount, liquidation preference and/or stated value of all securities comprising such unit is attributable to Common Stock or is convertible into or exchangeable or exercisable for, shares of Common Stock.

“Compensation Committee of the Company”, means the compensation committee of the Company, one of the members of which will be Investor Designate.

“Competitor” means any investment adviser registered or licensed under Applicable Law, including without limitation the Investment Advisers Act, engaged primarily in sponsoring or managing retail mutual funds in the United States and having aggregate assets under management in excess of $40 billion located anywhere in the world.

“Contract” means any contract, lease, loan agreement, mortgage, security agreement, trust indenture, note, bond, license or other agreement (whether written or oral) or instrument.

“Conversion Shares” means the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and Series B Preferred Stock in accordance with the terms of the Certificate of Designations.

“Draft Form 10” means the amended registration statement on Form 10 filed by the Company with the Commission on September 10, 2008 in connection with the Distribution (and all exhibits and schedules thereto and documents incorporated by reference therein).

“Effective Date” means the date the Form 10 is first declared effective by the Commission and eligible to be mailed to PNX’s stockholders.

“Exchange Act” means the Securities Exchange Act of 1934, as from time to time amended, and the rules and regulations of the Commission promulgated thereunder.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and the rules, regulations and class exemptions of the U.S. Department of Labor thereunder.

“Form 10” means the registration statement on Form 10 filed by the Company with the Commission in connection with the Distribution (and all exhibits and schedules thereto and documents incorporated by reference therein), as amended through the Effective Date.

“Fund Board Approval” means the approval by the board of directors or board of trustees of each fund of the Company or its applicable Subsidiary that is registered as an investment company under the Investment Company Act of a new investment advisory contract with the Company or its applicable Subsidiary in accordance with Section 15 of the Investment Company Act.

“Fund Financial Statements” means the financial statements of each Virtus Fund for the three (3) most recently completed fiscal years and the most recent semi-annual period, if any, including a statement of net assets or statement of assets and liabilities and schedule of investments, a statement of operations and a statement of changes in net assets and, in the case of such year-end statements, together with a report by such Virtus Fund’s independent registered public accounting firm.

“Fund Shareholder Approval” means the approval by the shareholders of each fund of the Company or its applicable Subsidiary that is registered as an investment company under the Investment Company Act of a new investment advisory contract with the Company or its applicable Subsidiary in accordance with Section 15 of the Investment Company Act.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Authority” means (i) any foreign, Federal, state or local court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) any national stock exchange or Commission recognized trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted.

“Intellectual Property” means any patent (including all reissues, divisions, continuations and extensions thereof), patent application, patent right, trademark, trademark registration, trademark application, servicemark, trade name, business name, brand name, logo, all other source indicators and all good will associated therewith and symbolized thereby, work of authorship in any media, copyright, copyright registration, design, design registration, software, firmware, trade secret, license, customer list, confidential and proprietary information, proprietary technology, know-how, invention, discovery, improvement, process or formula or any right to any of the foregoing, and all other forms of intellectual property.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended from time to time amended, and the rules and regulations of the Commission promulgated thereunder.

“Investment Company Act” means the Investment Company Act of 1940, as from time to time amended, and the rules and regulations of the Commission promulgated thereunder.

“knowledge of the Company” means the knowledge of George Aylward, Frank Waltman, Steve Neamtz, Nancy Curtiss, Michael Angerthal, David Hanley, Patrick Bradley, Kevin Carr, Nancy Engberg and Bonnie Malley (with respect to human resources only).

“LIBOR” means the rate per annum determined by the Investor by reference to the British Bankers’ Association for three-month deposits in U.S. dollars (as set forth by any service selected by the Investor that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates).

“Lien” means any mortgage, pledge, lien, security interest, claim, restriction, charge or encumbrance of any kind.

“Material Adverse Effect” means any circumstance, event, change, development or effect that, individually or in the aggregate, (1) is or would be material and adverse to the business, assets, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole, or (2) would have a material adverse effect on the ability of the Company to timely perform its obligations under this Agreement; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes in laws, rules and regulations of general applicability or interpretations thereof by any Governmental Authority, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of the Investor, (D) changes in general economic, monetary or financial conditions, including changes in prevailing interest rates and credit markets, (E) changes in the market price or trading volumes of the Common Stock or the Company’s other securities (but not the underlying causes of any such changes), (F) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance for any period ending on or after June 30, 2008 (but not the underlying causes of any such failure), (G) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism, and (H) the public disclosure of this Agreement or the Transactions; except, with respect to clauses (A), (B), (D) and (G) to the extent that the effects of such changes have a disproportionate effect on the Company and the Subsidiaries, taken as a whole, relative to other asset management businesses generally.

“Permitted Liens” means (i) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for taxes that are not due and payable or that may thereafter be paid without penalty, (ii) Liens that secure obligations that are reflected as liabilities in the Company Financial Statements or Liens the existence of which is referred to in the notes to the Company Financial Statements, (iii) imperfections of title or easements, covenants, rights-of-way and encumbrances, if any, that, individually or in the aggregate, do not materially impair, and could not reasonably be expected materially to impair, the continued use and operation of the assets to which they relate in the conduct of the Virtus Business as presently conducted, and (iv) (A) zoning, building and other similar legal restrictions, (B) Liens that have been placed by any developer, landlord or other third party on property over which the Company or any Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions, which, individually or in the aggregate, do not materially impair, and could not reasonably be expected to materially impair, the continued use and operation of the assets to which they relate in the conduct of the Virtus Business as presently conducted.

“Person” means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

“Policies and Procedures” means the investment policies approved by the board of trustees or board of directors of a Virtus Fund or reflected in a Virtus Fund’s registration statement under the Securities Laws or any policies or procedures adopted by a Virtus Fund, whether pursuant to Rule 38a-1 under the Investment Company Act, other Applicable Law or otherwise, or by any Virtus Investment Adviser pursuant to Rule 206(4)-7 under the Investment Advisers Act, other Applicable Law or otherwise, with respect to the management of the Virtus Funds.

“Regulatory Documents” means all reports, registration statements and other documents, together with any amendments required to be made with respect thereto, that are filed, or required to be filed, by law, by contract or otherwise with any Governmental Authority.

“Regulatory Issue” means a situation or event that would trigger any of the following: (i) the Company or any of the Subsidiaries becoming ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to a registered investment company, including any action, proceeding or investigation pending or threatened by any Governmental Authority, which would result in the ineligibility of any of the Company or the Subsidiaries to serve in such capacities; (ii) the Company or any of the Subsidiaries becoming ineligible pursuant to Section 203(e) or (f) of the Investment Advisers Act to serve as an investment adviser or as an associated person of a registered investment adviser, as applicable, or to be subject to statutory disqualification with respect to membership or participation in, or association with a member of a self-regulatory organization as defined in Section 3(a)(39) of the Exchange Act or disqualification for any other reason pursuant to such act or similar provisions under other securities and commodities laws; (iii) any regulated Subsidiary having to disclose the occurrence or existence of any event referenced in the foregoing clause (i) or (ii), including, without limitation, disclosure required in any prospectus, Forms ADV or BD or any form required for licensing and registration as a commodity trading adviser or commodity pool operator under the Commodity Exchange Act, which disclosure could reasonably be expected to have an adverse effect on the Company or the Subsidiaries; (iv) the imposition of any “affiliated transactions” restrictions under Section 17 of the Investment Company Act on the Company or any of the Subsidiaries (other than any such restrictions arising from the Investor’s ownership of any equity of the Company) that would constitute a material burden on the Company and the Subsidiaries; or (v) an “assignment” of investment advisory contracts of the Company or any of the Subsidiaries under the Investment Company Act or the Investment Advisers Act, unless the Fund Board Approvals and Fund Shareholder Approvals have been obtained for such transaction.

“Representatives” means, collectively, with respect to any Person, such Person’s directors, partners, officers, employees, financial advisors, lenders, accountants, attorneys, agents, equity investors, controlled Affiliates and controlling persons of such Person or its controlled Affiliates.

“Rights Agreement” means the Rights Agreement of the Company, to be dated on or about the date of Distribution.

“Securities Act” means the Securities Act of 1933, as from time to time amended, and the rules and regulations of the Commission promulgated thereunder.

“Securities Laws” means the Securities Act; the Exchange Act; the Investment Company Act; the Investment Advisers Act; the Trust Indenture Act of 1939, as amended; the published rules and regulations of the Commission promulgated under any of the foregoing statutes; and the securities or “blue sky” laws of any state or territory of the United States.

“Separation Agreement” means the Separation, Plan of Reorganization and Distribution Agreement between PNX and the Company to be entered into in connection with the Distribution.

“Series A Preferred Stock” has the meaning set forth in the recitals to this Agreement. The Series A Preferred Stock has the designation, powers, preferences and rights, and qualifications, limitations and restrictions thereof set forth in the Certificate of Designations.

“Series B Preferred Stock” has the meaning set forth in the recitals to this Agreement. The Series B Preferred Stock has the designation, powers, preferences and rights, and qualifications, limitations and restrictions thereof set forth in the Certificate of Designations.

“subsidiary” means, with respect to any Person, (i) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership and has the power to direct the policies and management of such partnership, or (iii) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (A) at least a majority ownership interest or (B) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Subsidiary” means a subsidiary of the Company, including any subsidiary of Virtus that will be transferred to the Company in connection with the Contribution.

“Tax Returns” means any return, report, information statement, schedule or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including information returns, claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

“Taxes” means all federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, levies or other like assessments or charges including all income, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, excise, employment, payroll, social security, unemployment, disability, estimated or withholding taxes, and all customs and import duties, together with any interest, additions, fines or penalties with respect thereto or in respect of any failure to comply with any requirement regarding Tax Returns and any interest in respect of such additions, fines or penalties.

“Transactions” means the transactions contemplated by this Agreement.

“Virtus Business” has the meaning set forth in the Separation Agreement with respect to “Spinco Business”.

“Virtus Fund” means any investment company registered under the Investment Company Act for which the Company or any Subsidiary acts as an investment adviser, sponsor or distributor.

“Virtus Investment Advisor” means each of the Subsidiaries listed on Schedule 1(a).

(b) As used in this Agreement, the following terms shall have the meanings given thereto in the Sections set forth opposite such terms:

Term	Section
Additional Financing Right	6.09(a)
Beneficial Ownership	7.04(f)
Beneficially Own	7.04(f)
BMO Group	6.13(a)
Board Representative	6.07(a)
Call Closing Date	6.10(b)
Call Option	6.10(b)
Call Price	6.10(b)
Company	Preamble
Company Financial Statements	3.05(a)
Company Intellectual Property	3.08(a)
Contribution	Recitals
De Minimis Claim	9.01(d)

Term	Section
DGCL	3.02(d)
Disclosing Party	7.05(b)
Distribution	Recitals
Fund Agreements	3.18(b)(i)
Fund Reports	3.18(b)(ii)
HIM	4.09
Indemnified Party	9.01(c)
Indemnifying Party	9.01(c)
Investor	Preamble
Investor Designate	6.07(a)
Losses	9.01(a)
Material Contract	3.16(a)
New Preferred Stock	6.09(a)
PIMCO	Preamble
Plan	6.12
PNX	Preamble
Preferred Stock	Recitals
Put Closing Date	6.10(a)
Put Price	6.10(a)
Put Right	6.10(a)
Qualifying Issuance	6.09(a)
Qualifying Ownership Interest	6.01
Series A Exchange	2.02(b)
Step 1 Closing	2.03(a)
Step 1 Closing Date	2.03(a)
Step 1 Sale	2.02(a)
Step 2 Closing	2.03(a)
Step 2 Closing Date	2.03(a)
Step 2 Sale	2.02(b)
Threshold Amount	9.01(d)
Transfer	7.03(a)
Virtus	Recitals
Virtus Broker Dealer Subsidiary	3.10(b)
Virtus Common Stock	Recitals
Voting Securities	7.04(f)

ARTICLE II

CONTRIBUTION; SALE AND PURCHASE

SECTION 2.01. Contribution and Exchange. Upon the terms and subject to the conditions set forth in this Agreement, on the Step 1 Closing Date, PIMCO will contribute to the Company all of the Virtus Common Stock held by PIMCO in exchange for 770,000 shares of Common Stock, 9,783 shares of Series A Preferred Stock and 35,217 shares of Series B Preferred Stock.

SECTION 2.02. Agreement to Sell and to Purchase; Purchase Price. (a) Upon the terms and subject to the conditions set forth in this Agreement, on the Step 1 Closing Date, PIMCO shall sell to the Investor, and the Investor shall purchase and accept from PIMCO, 9,783 shares of Series A Preferred Stock (the “Step 1 Sale”), for an aggregate purchase price, payable by wire transfer of immediately available funds to a bank account or bank accounts designated by PIMCO, equal to $1.00.

(b) Immediately prior to the Distribution and upon the terms and subject to the conditions set forth in this Agreement, on the Step 2 Closing Date, PIMCO shall sell to the Investor, and the Investor shall purchase and accept from PIMCO, 35,217 shares of Series B Preferred Stock (the “Step 2 Sale”), for an aggregate purchase price, payable by wire transfer of immediately available funds to a bank account or bank accounts designated by PIMCO, equal to $35 million. Concurrently with the Step 2 Sale, the Investor will exchange all of the Series A Preferred Stock received by it in the Step 1 Sale for an additional 9,783 shares of Series B Preferred Stock (the “Series A Exchange”). After giving effect to the Step 2 Sale and the Series A Exchange, the Investor will own in the aggregate 45,000 shares of Series B Preferred Stock.

SECTION 2.03. Closings. (a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, (i) the closing of the Contribution and Step 1 Sale (the “Step 1 Closing”) shall occur at 9:30 a.m., New York time, on or before October 31, 2008, except as otherwise agreed by the parties, and (ii) the closing of the Step 2 Sale and Series A Exchange (the “Step 2 Closing”) shall occur immediately after the consummation of the Distribution, provided that, in each case, if such conditions have not been so satisfied or waived on such applicable date, the Step 1 Closing and Step 2 Closing shall occur on the first business day after the satisfaction or waiver (by the party entitled to grant such waiver) of the conditions to the Step 1 Closing and Step 2 Closing set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Step 1 Closing or Step 2 Closing, as the case may be, but subject to fulfillment or waiver of those conditions), at the offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, New York 10017 or such other date or location as agreed by the parties. The date of the Step 1 Closing is referred to as the “Step 1 Closing Date.” The date of the Step 2 Closing is referred to as the “Step 2 Closing Date.”

(b) On the Step 1 Closing Date:

(i)	PIMCO shall deliver to the Company all of the Virtus Common Stock held by PIMCO and the stock certificates representing the Virtus Common Stock held by PIMCO.

(ii)	The Company shall deliver to PIMCO duly executed stock certificates, registered in PIMCO’s name and representing 770,000 shares of Common Stock, 9,783 shares of Series A Preferred Stock and 35,217 shares of Series B Preferred Stock.

(iii)	The Investor shall deliver to the Company the officer’s certificate of the Investor contemplated by Section 8.01(d).

(iv)	Each of the Company, PNX and PIMCO shall deliver to the Investor the officer’s certificate of the Company, PNX and PIMCO, respectively, contemplated by Section 8.02(f).

(v)	PIMCO shall deliver to the Investor certificates representing 9,783 shares of Series A Preferred Stock.

On the Step 2 Closing Date:

(i)	The Investor shall deliver to PIMCO all of the shares of Series A Preferred Stock received by it in the Step 1 Sale.

(ii)	PIMCO shall deliver to the Investor certificates representing 35,217 shares of Series B Preferred Stock.

(iii)	The Investor shall deliver to the Company the officer’s certificate of the Investor contemplated by Section 8.04(b).

(iv)	Each of the Company, PNX and PIMCO shall deliver to the Investor the officer’s certificate of the Company, PNX and PIMCO, respectively, contemplated by Section 8.05(e).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY

The Company hereby represents and warrants to the Investor on the date hereof as follows:

SECTION 3.01. Organization and Standing. (a) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and as proposed to be conducted immediately following the Distribution. The Company has furnished to the Investor true and correct copies of the Company’s certificate of incorporation and by-laws as amended through the date of this Agreement and true and correct copies of the Company’s certificate of incorporation and by-laws in substantially the form as will be in effect as of the Distribution (exclusive of the certificate of designations to be filed in connection with the Rights Agreement).

(b) Each direct and indirect material Subsidiary will, at the time of the Distribution, be duly incorporated, validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation and have all requisite power and authority to own its properties and assets and to carry on its business as it is proposed to be conducted immediately following the Distribution, and each such material Subsidiary and the Company will be qualified to transact business, and will be in good standing, in each jurisdiction and under the laws of such jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary except in all cases as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.01, (i) all of the outstanding shares of capital stock of each such material Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights and upon consummation of the Contribution will be owned directly or indirectly by the Company and (ii) there are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting or transfer of any shares of capital stock of any such material Subsidiary, including any right of conversion or exchange under any outstanding security, instrument or agreement.

SECTION 3.02. Capital Stock. (a) The authorized Capital Stock of the Company immediately following the Distribution will consist solely of (i) 5,750,000 shares of Common Stock, which may be amended based on any distribution ratio established by PNX for the Distribution, and (ii) no shares of preferred stock are issued or outstanding, prior to the issuance of the Preferred Stock as contemplated by this Agreement. Each share of Capital Stock of the Company (including without limitation the Preferred Stock) will be, as of the date or dates of their issuance, duly authorized and, when issued and delivered in accordance with this Agreement, will be duly and validly issued and fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights or made in violation of any Applicable Law. Immediately after the Distribution, the number of outstanding shares of Common Stock will be 770,000 and the number of shares of Common Stock into which all of the shares of the outstanding shares of Preferred Stock are convertible shall be 230,000.

(b) Except as set forth on Schedule 3.02, there are (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of Capital Stock of the Company or any Subsidiary and (ii) no restrictions upon, or Contracts or understandings of the Company or any Subsidiary with respect to, the voting or transfer of any shares of Capital Stock of the Company or any Subsidiary.

(c) Prior to the Step 1 Closing Date, the Conversion Shares will have been duly authorized and adequately reserved in contemplation of the conversion of the Series A Preferred Stock and Series B Preferred Stock and, when issued and delivered in accordance with the terms of the Certificate of Designations, will have been duly and validly issued and will be fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive or similar rights or made in violation any Applicable Law.

(d) The holders of the Series A Preferred Stock and the Series B Preferred Stock will, upon issuance thereof, have the rights set forth in the Certificate of Designations (subject to the limitations and qualifications set forth therein and under the General Corporation Law of the State of Delaware (the “DGCL”)).

SECTION 3.03. Authorization; Enforceability. The Company has the power and authority to execute, deliver and perform the terms and provisions of this Agreement, and has taken all action necessary to authorize the execution, delivery and performance by it of this Agreement and to consummate the Transactions. No other corporate proceeding on the part of the Company or its stockholders is necessary for such authorization, execution, delivery and consummation. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

SECTION 3.04. No Violation; Consents. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions do not and will not violate, conflict with, result in a breach of or contravene in any material respect any Applicable Law. Except as set forth on Schedule 3.04, the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions will not (i)(A) violate, conflict with, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the assets of the Virtus Business will be subject immediately following the Distribution, or (B) result in the right of termination, acceleration of or creation or imposition of any Lien upon any of the properties or assets of the Virtus Business, except for any such violations, conflicts, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) conflict with or violate any provision of the certificate of incorporation or bylaws or other governing documents of the Company or any Subsidiary.

(b) Except for (i) applicable filings, if any, with the Commission pursuant to the Exchange Act, including without limitations the Form 10, (ii) filings under state securities or “blue sky” laws and (iii) filing of the Certificate of Designations with the Secretary of State of the State of Delaware, no notice to, exemption or review by, consent, authorization approval or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by the Company, or any Subsidiary for the execution, delivery and performance of this Agreement or the consummation of the Transactions, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.05. Financial Statements. (a) The historical financial statements of the Company and the Subsidiaries (including any related notes or schedules) included in the Draft Form 10 (the “Company Financial Statements”) were prepared in accordance with GAAP applied on a consistent basis (except as may be disclosed therein). The Company Financial Statements fairly present in all material respects the combined financial position of the Company and the Subsidiaries as of the respective dates thereof and the results of operations, cash flows and changes in invested equity for the respective periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments on a basis comparable with past periods).

(b) The books and records of the Virtus Business have been maintained in accordance with good business practices. Except as otherwise described in the Draft Form 10, the Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2008 included in the Draft Form 10 does not reflect any material asset that is not intended to constitute a part of the Virtus

Business after giving effect to the Transactions (excluding routine dispositions of investment assets in the ordinary course of business consistent with past practice), and the Unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2008 and for the year ended December 31, 2007 included in the Draft Form 10 do not reflect the results of any material operations of any Person that are not intended to constitute a part of the Virtus Business after giving effect to the Transactions. Except as otherwise described in the Draft Form 10 or in Schedule 3.05(b), such consolidated statements of operations reflect all material costs that historically have been incurred in connection with the operation of the Virtus Business.

(c) The Company and the Subsidiaries maintain in all material respects internal controls over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and the Subsidiaries are being made only in accordance with authorizations of management and directors of the Company and the Subsidiaries and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and the Subsidiaries that could have a material effect on the financial statements.

SECTION 3.06. Absence of Certain Changes. Except as disclosed in the Draft Form 10, since June 30, 2008 until the date hereof, no event or events have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 3.07. Assets. Except as set forth in Schedule 3.07, the Company and the Subsidiaries own and have or, immediately following the Distribution will own and have, good, valid and marketable title to, or a valid leasehold interest in, or otherwise have or, immediately following the Distribution will have, sufficient and legally enforceable rights to use without any increase in payment therefor, all of the properties and assets (real, personal or mixed, tangible or intangible) used or held for use in connection with, reasonably necessary for the conduct of, or otherwise material to the operations of the Virtus Business, free and clear of all Liens, except for Permitted Liens. This Section 3.07 does not apply to Intellectual Property (for which Section 3.08 is applicable).

SECTION 3.08. Intellectual Property. (a) Except as set forth in Schedule 3.08 and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each Subsidiary owns or has sufficient rights to use all the Intellectual Property used in the conduct of the Virtus Business (the “Company Intellectual Property”) free and clear of any Liens and the consummation of the Transactions will not conflict with, alter, impair or terminate any of such rights, (ii) to the knowledge of the Company, the registered Intellectual Property owned by the Company and any of the Subsidiaries is valid, subsisting and enforceable, (iii) to the knowledge of the Company, the use of any licensed Company Intellectual Property by the Company and the Subsidiaries, as licensee and the use of any other Company Intellectual Property the use of which by the Company or any Subsidiary is governed by a Contract with a third-party is and, will, immediately following the

Distribution be, in accordance in all material respects with the applicable license or Contract pursuant to which the entities conducting the Virtus Business acquired the right to use such Company Intellectual Property, (iv) the Company and the Subsidiaries are not infringing, misappropriating or otherwise violating the Intellectual Property rights of others and since January 1, 2005, neither the Company nor any of the Subsidiaries has received any written notification that the Virtus Business or the Company Intellectual Property has infringed upon, misapproproiated or violated the Intellectual Property rights of others, (v) to the knowledge of the Company, no Company Intellectual Property is being infringed, misappropriated or violated by others; and (vi) to the knowledge of the Company, no Company Intellectual Property is being used or enforced by the Virtus Business, the Company or any Subsidiary in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Company Intellectual Property.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries take reasonable steps to maintain, police, preserve and protect the Company Intellectual Property including such Intellectual Property that is confidential in nature.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the computers, software, systems, databases, networks and other information technology equipment of the Company and each Subsidiary operate and perform in all material respects as required to conduct the Virtus Business and have not materially failed or malfunctioned within the past 3 years. The Company and the Subsidiaries have implemented or are implementing reasonable disaster recovery and back up technology.

(d) None of the software owned by the Company or the Subsidiaries contains or is distributed with any shareware, open source code or other software whose use or distribution is under a license that requires the Company and/or any of its Subsidiaries to do any of the following: (i) disclose or distribute such software owned by the Company and/or any of the Subsidiaries in source code form, (ii) authorize the licensee of such software to make derivative works thereof or (iii) distribute such software at no costs to the recipient.

SECTION 3.09. No Undisclosed Material Liabilities. Except as disclosed on Schedule 3.09 or in the Draft Form 10, there are no liabilities of the Virtus Business, the Company or the Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities disclosed, reflected or reserved against in the balance sheet of the Company and the Subsidiaries dated as of June 30, 2008 (and the notes thereto) included in the Draft Form 10 or in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section of the Draft Form 10, (ii) liabilities incurred in the ordinary course consistent with past practice since June 30, 2008, (iii) liabilities arising under this Agreement, (iv) liabilities not required by GAAP to be recognized or disclosed on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto, provided, in the case of clauses (ii) and (iv) above, that any such liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (v) liabilities to be retained by PNX.

SECTION 3.10. Compliance with Laws. (a) The Virtus Business, the Company and the Subsidiaries have been conducted and are in compliance in all material respects with all Applicable Laws, except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Virtus Investment Advisor is duly registered as an investment adviser under the Investment Advisers Act and under the securities laws of each jurisdiction where the conduct of its business requires such registration, licensing or qualification (and has been so registered at all times when it has been required under Applicable Law to be so registered) and is in compliance with federal, state and foreign laws requiring such registration, licensing or qualification or is subject to no material liability or disability by reason of the failure to be so registered, licensed or qualified in any such jurisdiction or to be in such compliance and (ii) neither the Company nor any Subsidiary (other than the Virtus Investment Advisors), is required to be registered, licensed or qualified as an investment adviser under any Applicable Law including the laws requiring any such registration, licensing or qualification in any jurisdiction in which it or such other subsidiaries conduct business. The Company has no investment advisors (other than the Virtus Investment Advisors) whether registered under the Investment Advisers Act or not. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) Phoenix Equity Planning Corporation (the “Virtus Broker Dealer Subsidiary”) is, and has been at all times during the prior six years, duly registered, licensed or qualified as a broker-dealer under the Exchange Act, and under the securities laws of each jurisdiction where the conduct of its business requires such registration, licensing or qualification, and is in compliance with federal, state and foreign laws requiring such registration, licensing or qualification or is subject to no material liability or disability by reason of the failure to be so registered, licensed or qualified in any such jurisdiction or to be in such compliance and (ii) the Virtus Broker Dealer Subsidiary is a member in good standing of the Financial Industry Regulatory Authority and each other self-regulatory organization where the conduct of its business requires such membership. Neither the Company nor any of the Subsidiaries (other than the Virtus Broker Dealer Subsidiary) is required to be registered, licensed or qualified as a broker-dealer under any Applicable Law including the laws requiring any such registration, licensing or qualification in any jurisdiction in which it or such other Subsidiaries conduct business, except where the failure to be so registered, licensed or qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of the Company, the Subsidiaries (including the Virtus Investment Advisers) and each of its predecessors, if any, in the conduct of the Virtus Business has at all times rendered investment advisory services to all Clients, including the Virtus Funds, in compliance with all applicable requirements as to portfolio composition and portfolio management, including the terms of any and all applicable investment advisory agreements, written instructions from the Virtus Funds, including the applicable Policies and Procedures, the organizational documents of the Virtus Funds, applicable Regulatory Documents, board of director or trustee directives (if applicable) and Applicable Law. The Company or the Subsidiaries has not taken (or failed to take) any action that would be inconsistent in any material respect with any of the Virtus Funds’ prospectuses and other offering, advertising and marketing materials.

(d) None of the Virtus Investment Advisers or any “affiliated person” (as defined in the Investment Company Act) of any of them is (taking into account any applicable exemption) ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated in the Investment Company Act) to a Virtus Fund, and there is no proceeding pending and served or, to the knowledge of the Company, pending and not served, or threatened by any Governmental Authority, which would result in the ineligibility of any of the Virtus Investment Advisers or any “affiliated persons” of any of them to serve in any such capacities. None of the Virtus Investment Advisers and the “affiliated persons” (as defined in the Investment Advisers Act) of any of them is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as a registered investment adviser or “associated person” (as defined in the Investment Advisers Act) of a registered investment adviser, and there is no proceeding pending and served or, to the knowledge of the Company, pending and not served, or threatened by any Governmental Authority, which would result in the ineligibility of any of the Virtus Investment Advisers or any “affiliated person” to serve in any such capacities. Neither the Virtus Broker Dealer Subsidiary nor its associated persons is ineligible pursuant to Section 15(b) of the Exchange Act to serve as a broker-dealer or as an “associated person” (as defined in the Exchange Act) of a registered broker-dealer, as applicable, and there is no proceeding pending and served or, to the knowledge of the Company, pending and not served, or threatened by any Governmental Authority, which would result in the ineligibility of the Virtus Broker Dealer Subsidiary or any “affiliated person” to serve in any such capacities.

(e) Schedule 3.10(e)(i) lists all examinations of the Company and the Subsidiaries (including Virtus) conducted by any Governmental Authority since January 1, 2005 and the Company has made available to the Investor complete and accurate copies of all material correspondence relating to the Virtus Business in its, the Subsidiaries’ or PIMCO’s possession, whether from or to the Governmental Authority, in connection therewith. To the knowledge of the Company, there is no unresolved material violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examination of the Company, the Subsidiaries or any Virtus Fund relating to the Virtus Business. Schedule 3.10(e)(ii) lists all subpoena, examination or other information or document requests from any Governmental Authority received by PIMCO (only with respect to the Virtus Business) the Company or the Subsidiaries since January 1, 2005 and their responses thereto, copies of which, omitting attachments and enclosures, have previously been provided to the Investor.

SECTION 3.11. No Litigation. (a) Except as disclosed in the Draft Form 10 or Schedule 3.11, there are not any (x) outstanding judgments, awards, orders, decrees or written notices of any alleged violation of Applicable Law against or affecting the Company or any of the Subsidiaries or, with respect to the Virtus Business only, PNX, PIMCO or any of their Affiliates (other than the Company and the Subsidiaries) (y) proceedings pending or, to the knowledge of the Company, threatened against or affecting the Virtus Business, the Company, any of the Subsidiaries or any Virtus Fund or (z) investigations by any Governmental Authority that are, to the knowledge of the Company, pending or threatened against or affecting the Virtus Business, the Company, any of the Subsidiaries, any Virtus Fund or, with respect to the Virtus

Business only, PNX, PIMCO or any of their Affiliates (other than the Company and the Subsidiaries) that, in any case, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 3.12. Compliance with Constituent Documents. None of the Company or any material Subsidiary is in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, would result in a default under the respective articles or certificate of incorporation, bylaws or similar organizational instruments of such entities.

SECTION 3.13. Interim Changes. Since June 30, 2008, except for (i) actions taken to prepare the Company to be an independent public company (e.g., the incorporation of the Company and the Subsidiaries, the retention of additional employees and the creation of a corporate infrastructure), (ii) actions taken to transfer the Virtus Business from PNX and its subsidiaries to the Company and the Subsidiaries and (iii) actions taken to pursue the business and strategy of the Company and the Subsidiaries as described in the Draft Form 10, the Virtus Business has been operated in all material respects in the ordinary course of business. Without limiting the foregoing, except to the extent consistent with the business and strategy of the Company and the Subsidiaries as described in the Draft Form 10 or as otherwise described in the Draft Form 10, since June 30, 2008, neither the Company nor, with respect to the Virtus Business, any Subsidiary has entered into any material new lines of business or terminated any existing material lines of business or agreed in writing or otherwise to do so.

SECTION 3.14. Brokers and Finders. Neither the Company nor any Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Subsidiary, in connection with this Agreement or the Transactions.

SECTION 3.15. Real Property. Neither the Company nor any Subsidiary owns any real property or any interest therein. Except as set forth in Schedule 3.15, there exists no material default or condition, or any state of facts or event which with the passage of time or giving of notice or both would constitute a material default, in the performance of the obligations of the Company or the Subsidiaries under any material real property lease to which the Company or any Subsidiary is a party or, to the knowledge of the Company, by any other party to any of such leases. Neither the Company nor any of the Subsidiaries has received any written or oral communication from the landlord or lessor under any of such real property leases claiming that it is in breach of its obligations under such leases, except for written or oral communications claiming breaches that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.16. Contracts. (a) The exhibits to the Form 10 and Schedule 3.16 (a) together contain a correct and complete list of all Contracts (except ordinary Contracts entered in the ordinary course of business for delivery of advisory, administrative and similar services to Clients) in effect as of the date of this Agreement (i) to which the Company or any of its Affiliates is a party, and (ii) that is material to the Virtus Business (each, including ordinary Contracts entered in the ordinary course of business for delivery of advisory, administrative and similar services to Clients, a “Material Contract”). The Company has made available or delivered to the Investor complete and correct copies of all written Material Contracts (except ordinary Contracts entered in the ordinary course of business for delivery of advisory, administrative and similar services to Clients), including the Separation Agreement and each Ancillary Agreement (as such term is defined in the Separation Agreement)) and accurate and complete descriptions of all material terms of all oral Material Contracts.

(b) Each Material Contract is valid, binding and in full force and effect, and is enforceable against the Company or any of its Affiliates that is a party thereto, as the case may be, and, to the knowledge of the Company, each other party thereto, in accordance with its terms. Each of the Company or its Affiliates, as the case may be, has duly performed all of its material obligations under each such Material Contract to the extent that such obligations have accrued. There are no existing defaults (or circumstances, occurrences, events or acts that, with the giving of notice or lapse of time or both would become defaults) of the Company or any of its Affiliates or, to the knowledge of the Company, any other party thereto under any Material Contract, except in each case for any defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there are no circumstances, occurrences, events or acts that, with the giving of notice or lapse of time or both, would permit any party thereto, to alter or amend any of the material terms or conditions of any Material Contract or would permit or would result in any increased liability or penalty, except for such circumstances, occurrences, events or acts that, individually or in the aggregate, have not had or resulted in and would not reasonably be expected to have a Material Adverse Effect.

(c) Except as set forth on Form 10 or on Schedule 3.16(c), there is no Material Contract, material arrangement, material liability or material obligation (whether or not evidenced by a writing) concerning the Virtus Business between the Company or the Subsidiaries, on the one hand, and PIMCO or any of its Affiliates (other than the Company and the Subsidiaries), on the other hand.

SECTION 3.17. Regulatory Documents. (a) Except for instances of failure to make filings or payments that have not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since January 1, 2006 each of the Company, the Subsidiaries and the Company’s and the Subsidiaries’ Affiliates (only with respect to the Virtus Business) has timely filed all Regulatory Documents required to be filed by it (including, in the case of the Company, the Draft Form 10, as it may be amended or supplemented), and has paid all fees and assessments due and payable in connection with such filings.

(b) As of their respective dates, the Regulatory Documents complied, and any Regulatory Documents to be filed prior to the Step 2 Closing will comply, in all material respects with the requirements of Applicable Law (including the Securities Laws), and none of such Regulatory Documents, as of their respective dates, contained or will contain any untrue statement of a material fact or omitted to state a fact required to be stated therein or necessary (in light of the applicable circumstances) in order to make the statements therein not misleading.

SECTION 3.18. Virtus Funds. (a) Fund Compliance with Laws and Investment Policies. (i)The Draft Form 10 sets forth a correct and complete list of all Virtus Funds.

(ii) Since Virtus has been an administrator or an advisor to it, each Virtus Fund has been continuously (A) registered as an investment company under the Investment Company Act, (B) in compliance in all material respects with (1) the Securities Laws and the rules and regulations promulgated thereunder, (2) the investment policies and investment restrictions set forth in its registration statements under the Investment Company Act as from time to time in effect, (3) such Virtus Fund’s Policies and Procedures, and (4) the laws of each jurisdiction in which shares of such Virtus Fund have been offered for sale or sold, except, in each instance, where any such non-compliance would not have a Material Adverse Effect, and (C) duly registered or licensed and in good standing under the laws of each jurisdiction in which qualification is necessary. Without limiting the generality of the foregoing, each Virtus Fund has maintained records required by the Investment Company Act, including records necessary to substantiate the performance of the Virtus Fund set forth in such Virtus Fund’s registration statement as from time to time in effect, and such records are true and correct in all material respects.

(iii) Except as set forth on Schedule 3.18(a)(iii), neither the Company nor any of the Subsidiaries or any “affiliated person” (as defined in the Investment Company Act) of any of them or any Virtus Fund receives or is entitled to receive any compensation directly or indirectly (A) from any Person in connection with the purchase or sale of securities or other property to, from or on behalf of any Virtus Fund, other than bona fide ordinary compensation as principal underwriter for such Virtus Fund or as broker in connection with the purchase or sale of securities in compliance with Section 17(e) of the Investment Company Act or (B) from any Virtus Fund or its security holders for other than bona fide investment advisory, administrative or other services. Accurate and complete disclosure of all such compensation arrangements has been made in the registration statement of each Virtus Fund filed with the Commission.

(iv) Schedule 3.18(a)(iv) lists all examinations, investigations or proceedings of or with respect to any Virtus Fund or any service provider to the Virtus Funds (whether or not an Affiliate of the Company) since January 1, 2006 of or by any Governmental Authority to the extent such examination, investigation or proceeding is known to the Company, PNX or PIMCO and relates to the Company, the Subsidiaries or the Virtus Funds. The Company has provided to the Investor copies of all written material correspondence, including any subpoenas, regarding such examinations, investigations and proceedings, except for those which are not in its or its Affiliates possession and are with respect to such service providers that are not Affiliates of the Company. There are no restrictions imposed by or arising out of any Governmental Authority, consent judgments or Commission or judicial orders on or against or with regard to any Virtus Fund currently in effect, except for exemptive orders issued pursuant to Section 6(c) of the Investment Company Act listed on Schedule 3.18(a)(iv).

(b) Fund Agreements and Fund Reports. (i) Since Virtus has been an administrator or an advisor to it, each Virtus Fund has timely filed with the Commission and any other applicable Governmental Authority all of the investment advisory agreements and distribution or underwriting contracts, plans adopted pursuant to Rule 12b-1 under the Investment Company Act and all arrangements for the payment of “service fees” (as such term is defined in Rule 2830 of the FINRA Conduct Rules), and all transfer agency, custody, administrative services and other similar agreements to which it is a party, and any amendments thereto, if any, in each case, that have been in effect at any time since January 1, 2005 (collectively, the “Fund Agreements”), and has timely paid all fees and other compensation required to be paid in connection therewith. True, correct and complete copies of the Fund Agreements: (A) have been made available to the Investor prior to the date hereof and (B) are in full force and effect. Since the inception of each Virtus Fund, there has been in full force and effect at all times an investment advisory agreement and a distribution or underwriting agreement for such Virtus Fund, and each such Fund Agreement was duly approved in accordance with the applicable provisions of the Investment Company Act.

(ii) Except where the failure to do so would not have a Material Adverse Effect, since Virtus has been an administrator or an advisor to it, each Virtus Fund has timely filed all prospectuses, annual information forms, registration statements, proxy statements, financial statements, notices on Form 24f-2, other forms, reports, sales literature and advertising materials and any other documents (other than the Fund Agreements) required to be filed with any Governmental Authority, and any amendments thereto (the “Fund Reports”), and has timely paid all fees and interest required to be paid in connection therewith. The Fund Reports (x) have been prepared in all material respects in accordance with the requirements of Applicable Law, and (y) did not at the time they were filed and, with respect to any prospectus, proxy statement, sales literature or advertising material, did not during the period of its authorized use, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(c) Fund Financial Statements. Each Fund Financial Statement is consistent with the books and records of such Virtus Fund and, for the periods for which Virtus has been an administrator or an advisor to it, has been prepared in accordance with GAAP applied on a consistent basis throughout the periods presented in such Fund Financial Statement, subject, in the case of interim unaudited Fund Financial Statements, only to normal year-end audit adjustments on a basis comparable with past periods. Each statement of net assets or assets and liabilities and schedule of investments included in the Fund Financial Statements presents fairly in all material respects the financial position of the applicable Virtus Fund as at the dates thereof, and each statement of operations and changes in net assets included in the Fund Financial Statements presents fairly for the periods for which Virtus has been an administrator or an advisor to it the results of operations and cash flows of such Virtus Fund for the respective period or periods indicated.

(d) Fund Taxes. (i) For the periods for which Virtus has been an administrator or an advisor to it, each Virtus Fund has satisfied the relevant requirements of the Code for all taxable years, or parts thereof, of such Virtus Fund ending on or prior to the earlier of the Step 1 Closing to be treated as a regulated investment company as defined in Sections 851-855 of the Code. Neither the Company nor any of the Subsidiaries or any Virtus Fund or any other agent of any Virtus Fund has received any written notice or other written communication asserting that any Virtus Fund is not in compliance with any of the requirements necessary to be treated as a regulated investment company. With respect to each Virtus Fund, to the knowledge of the Company, no claims have been or are being asserted by any Governmental

Authority with respect to any material amount of Taxes and there are no threatened claims for any material amount of Taxes. None of the Virtus Funds has ever entered into a closing agreement pursuant to Section 7121 of the Code (or any similar provision of state, local or foreign law). There has not been any audit by any Governmental Authority concerning any material Tax liability of any Virtus Fund, and, to the knowledge of the Company, no such audit is in progress and no Virtus Fund has been notified in writing by any Governmental Authority that any such audit is contemplated or pending. No extension of time with respect to any date on which a material Tax Return was or is to be filed by any Virtus Fund is in force, and no waiver or agreement by any Virtus Fund is in force for the extension of time for the assessment or payment of any material amount of Taxes.

(ii) For the periods for which Virtus has been an administrator or an advisor to it, neither the Company nor any of the Subsidiaries has taken (or failed to take) any action that would (A) prevent any of the Virtus Funds from qualifying as a “regulated investment company,” within the meaning of Section 851 of the Code, or (B) otherwise be inconsistent in any material respect with any of the Virtus Funds’ prospectuses and other offering, advertising and marketing materials.

(iii) Each Virtus Fund has complied, in all material respects, with all information reporting and withholding provisions imposed by the Code and any applicable similar provisions of state, local and foreign law.

SECTION 3.19. Assets Under Management; Clients. (a) Each Client to which Virtus or any Subsidiary provides investment management, advisory or sub-advisory services that is (i) an employee benefit plan, as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, (ii) a Person acting on behalf of such a plan or (iii) any entity whose assets include the assets of such a plan, within the meaning of ERISA and applicable regulations (hereinafter referred to as an “ERISA Client”) has, since January 1, 2005, been managed by Virtus or any of its Affiliates such that the exercise of such management or provision of any services is in compliance in all material respects with the applicable requirements of ERISA. Each of Virtus and its Affiliates managing such Person, to the extent it is regulated under the Investment Advisers Act, satisfies the requirements of Prohibited Transaction Class Exemption 84-14 for a “qualified professional asset manager” (as such term is used in Prohibited Transaction Class Exemption 84-14).

(b) Each of the Company and any Subsidiary that provides investment advisory services has at all times rendered investment advisory services to Clients with whom such entity is or was a party to an investment advisory agreement or similar arrangement in substantial compliance with the terms of such investment advisory agreements, written instructions from such Clients, the organizational documents of such Clients, if applicable, any prospectuses or other offering materials, board of director or trustee directives and Applicable Law.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company and PIMCO on the date hereof as follows:

SECTION 4.01. Organization; Authorization; Enforceability. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Investor has the power and authority to execute, deliver and perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and to consummate the Transactions. No other proceedings on the part of the Investor are necessary for such authorization, execution, delivery and consummation. The Investor has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the other parties hereto constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

SECTION 4.02. Private Placement. (a) The Investor understands that (i) the offering and sale of the Preferred Stock and the Conversion Shares is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and (ii) there is no existing public or other market for the Preferred Stock.

(b) The Investor (i) is a “qualified institutional buyer”, as such term is defined in Rule 144A under the Securities Act or (ii) is an institutional “accredited investor”, as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c) The Investor is acquiring the Preferred Stock to be acquired hereunder (and will acquire the Conversion Shares) for its own account (or for accounts over which it exercises investment authority), for investment and not with a view to the resale or distribution thereof in violation of any Applicable Laws.

(d) The Investor understands that the Preferred Stock and the Conversion Shares will be issued in transactions exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws, and that such securities must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and such laws or is exempt from such registration or qualification.

(e) The Investor (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Preferred Stock and the Conversion Shares and that it has requested from the Company, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which had access and (C) can bear the economic risk of (x) an investment in the Preferred Stock and the Conversion Shares indefinitely and (y) a total loss in respect of such investment, has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Preferred Stock and the Conversion Shares and to protect its own interest in connection with such investment.

SECTION 4.03. No Violation; Consents. (a) The execution, delivery and performance by the Investor of this Agreement and the consummation by it of the Transactions do not and will not violate, conflict with, result in a breach of or contravene in any material respect any Applicable Law. The execution, delivery and performance by the Investor of this Agreement and the consummation of the Transactions will not (i)(A) violate, conflict with, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which it is party or by which it is bound or to which any of its assets is subject or (B) result in the creation or imposition of any Lien upon any of the properties or assets of it, except for any such violations, conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of it to timely perform its obligations under this Agreement and (ii) conflict with or violate any provision of the certificate of incorporation or bylaws or other governing documents of it.

(b) Except for applicable filings, if any, with the Commission pursuant to the Exchange Act, no notice to, exemption or review by consent, authorization approval or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by the Investor for the execution, delivery and performance of this Agreement or the consummation of any of the Transactions, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of it to timely perform its obligations under this Agreement.

SECTION 4.04. No Litigation. There are not any (a) outstanding judgments, orders, decrees or written notices of any alleged violations of Applicable Law against or affecting the Investor or any of the Subsidiaries, (b) proceedings pending or, to the knowledge of it, threatened against or affecting the Investor or any of the Subsidiaries or (c) investigations by any Governmental Authority that are, to the knowledge of it, pending or threatened against or affecting it or any of the Subsidiaries that, in any case, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of it to timely perform its obligations under this Agreement.

SECTION 4.05. Financing. The Investor will have on each of the Step 1 Closing Date and Step 2 Closing Date available funds to consummate the purchase of the Preferred Stock to be purchased by it on such dates on the terms and conditions contemplated by this Agreement.

SECTION 4.06. Ownership of Preferred Stock. The Investor does not own, directly or indirectly (other than in a fiduciary capacity), or have any option or right to acquire, any securities of PNX, the Company or any Subsidiaries other than the Preferred Stock being purchased by it hereunder.

SECTION 4.07. Brokers and Finders. Except for BMO Capital Markets, Corp., the Investor nor any of its officers or directors has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor, in connection with this Agreement or the Transactions, in each case, whose fees the Company would be required to pay.

SECTION 4.08. Tax Liability. The Investor has reviewed with its own Tax advisors the federal, state, local, and foreign Tax consequences of this investment and the Transactions if and to the extent it deems such review to be advisable. It has relied solely on such advisors and not on any statements or representations of the Company or of any agents of the Company. It understands that, except as otherwise specifically contemplated by this Agreement, it (and not the Company or PIMCO) shall be responsible for its own Tax liability that may arise as a result of this investment or the other Transactions contemplated by this Agreement.

SECTION 4.09. Compliance with Laws. Neither Harris Investment Management, Inc. (“HIM”) nor any “affiliated person” (as defined in the Investment Company Act) of HIM is (taking into account any applicable exemption) ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated in the Investment Company Act) to any registered investment company, and there is no proceeding pending and served or, to the knowledge of the Investor, pending and not served, or threatened by any Governmental Authority, which would result in the ineligibility of HIM or any “affiliated persons” of HIM to serve in any such capacities. Neither HIM nor any “affiliated persons” (as defined in the Investment Advisers Act) of HIM is ineligible pursuant to Section 203 of the Investment Advisers Act to serve as a registered investment adviser or “associated person” (as defined in the Investment Advisers Act) of a registered investment adviser, and there is no proceeding pending and served or, to the knowledge of the Investor, pending and not served, or threatened by any Governmental Authority, which would result in the ineligibility of HIM or any “affiliated person” to serve in any such capacities.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PNX AND PIMCO

Each of PNX and PIMCO hereby represents and warrants to the Investor on the date hereof as follows:

SECTION 5.01. Organization; Authorization; Enforceability. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and as proposed to be conducted immediately following the Distribution. It has the power and authority to execute, deliver and perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and to consummate the Transactions. No other proceedings on the part of it or its stockholders is necessary for such authorization, execution, delivery and consummation. It has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

SECTION 5.02. No Violation; Consents. (a) The execution, delivery and performance by it of this Agreement and the consummation by it of the Transactions do not and will not violate, conflict with, result in a breach of or contravene in any material respect any Applicable Law. The execution, delivery and performance by it of this Agreement and the consummation of the Transactions (i) will not (A) violate, conflict with, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any Contract to which it is party or by which it is bound or to which any of its assets is subject, or (B) result in the creation or imposition of any Lien upon any of the properties or assets of it, except for any such violations, conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of it to timely perform its obligations under this Agreement; and (ii) will not conflict with or violate any provision of the certificate of incorporation or bylaws or other governing documents of it.

(b) Except for applicable filings, if any, with the Commission pursuant to the Exchange Act, including without limitation the Form 10, no notice to, exemption or review by, consent, authorization, approval or order of, or filing or registration with, any Governmental Authority or other Person is required to be obtained or made by it for the execution, delivery and performance of this Agreement or the consummation of any of the Transactions, except where the failure to obtain such consents, authorizations or orders, or make such filings or registrations, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of it to timely perform its obligations under this Agreement.

SECTION 5.03. No Litigation. There are not any (a) outstanding judgments, orders, decrees or written notices of any alleged violation of Applicable Law against or affecting it or any of its subsidiaries, (b) proceedings pending or, to the knowledge of it, threatened against or affecting it or any of its subsidiaries or (c) investigations by any Governmental Authority that are, to the knowledge of it, pending or threatened against or affecting it or any of its subsidiaries that, in any case, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of it to timely perform its obligations under this Agreement.

ARTICLE VI

COVENANTS OF THE COMPANY, PNX AND PIMCO

SECTION 6.01. Access to Information. (a) From the date hereof, until the date when the Preferred Stock purchased pursuant to this Agreement and Beneficially Owned by the Investor represent less than 10% of the outstanding Common Stock (counting as shares owned by the Investor all Conversion Shares and shares of Preferred Stock and Conversion Shares thereof acquired through any exercise of the Additional Financing Right) (the “Qualifying Ownership Interest”), the Company will permit the Investor to visit and inspect, at the Investor’s expense, the properties of the Company and the Subsidiaries, to examine the corporate books and to discuss the affairs, finances and accounts of the Company and the Subsidiaries with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as the Investor may reasonably request. Any investigation pursuant to this Section 6.01 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, and nothing herein shall require the Company or any Subsidiary to disclose any information to the extent (i) prohibited by Applicable Law, (ii) that the Company reasonably believes such information to be competitively sensitive information (except to the extent the Investor provides assurances reasonably acceptable to the Company that such information shall not be used by the Investor or its Affiliates to compete with the Company and Subsidiaries) or (iii) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company or any Subsidiary is a party or would cause a risk of a loss of privilege to the Company or any Subsidiary (provided that the Company shall use its reasonable best efforts to make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (iii) apply).

(b) The Company will provide to the Investor, upon request, all financial information regarding the Company that the Investor may reasonably require, in connection with its equity investment in the Company, to prepare its financial statements and otherwise comply with its financial reporting obligations under Applicable Law and to make all other reports and filings in respect of such investment that may be required by any Governmental Authority subject, if necessary, to customary confidentiality arrangements.

SECTION 6.02. Compliance with Conditions; Reasonable Best Efforts. Each of the Company, PNX and PIMCO shall use its reasonable best efforts to cause all conditions precedent to the obligations of the Company, PIMCO and the Investor to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company, PNX and PIMCO will use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the Transactions in accordance with the terms of this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement confers upon any of PNX, PIMCO or the Company any obligation to effect the Distribution.

SECTION 6.03. Consents and Approvals. The Company, PNX and PIMCO (a) shall use their reasonable best efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons required in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions and (b) shall diligently assist and cooperate with the Investor in preparing and filing all documents required to be submitted by the Investor to any Governmental Authority in connection with the Transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Investor all information concerning the Company and the Subsidiaries that counsel to the Investor reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval). The Company, PNX and PIMCO will advise the Investor promptly upon receiving any communication from any third party or Governmental Authority whose consent or approval is required for the consummation of the Transactions that there is a reasonable likelihood that any requisite third party or regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

SECTION 6.04. Filing of Certificate of Designations. Prior to the Step 1 Closing Date, the Company shall file the Certificate of Designations with the Secretary of State of the State of Delaware pursuant to Section 151(g) of the DGCL and such Certificate of Designations shall continue to be in full force and effect as of the Step 1 Closing Date and the Step 2 Closing Date.

SECTION 6.05. Reservation of Shares. The Company shall (a) cause to be authorized and reserve and keep available at all times during which any shares of Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock or authorized but unissued shares of Capital Stock, or both, solely for the purpose of effecting the conversion of the Preferred Stock pursuant to the terms of the Certificate of Designations sufficient shares of Common Stock (including any related rights issuable in respect thereof pursuant to the Rights Agreement) to provide for the issuance of the maximum number of shares issuable upon conversion of outstanding shares of Preferred Stock owned at any time by the Investors and (b) issue and cause the transfer agent to deliver such shares of Common Stock (including any related rights issuable in respect thereof pursuant to the Rights Agreement) as required upon conversion of the shares of Preferred Stock and take all actions necessary to ensure that all such shares will, when issued and paid for pursuant to the conversion of the Preferred Stock, be duly and validly issued, fully paid and nonassessable.

SECTION 6.06. Listing of Shares. The Company shall cause the Conversion Shares to be listed or otherwise eligible for trading on the New York Stock Exchange or any other national securities exchange on which the Common Stock may then be listed or eligible for trading.

SECTION 6.07. Governance Matters. (a) The Company will promptly cause one person nominated by the Investor (the “Investor Designate”) and one person elected by the holders of Preferred Stock in accordance with the Certificate of Designations (together, the “Board Representatives”) to be elected or appointed to the Board of Directors, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company, such appointments to be effective as of the date of the Distribution. After such appointments, so long as the Investor Beneficially Owns at least 10% of the outstanding shares of Common Stock (including for this purpose Conversion Shares and shares of Preferred Stock and Conversion Shares thereof acquired through any exercise of the Additional Financing Right), the Company will be required to recommend to its stockholders the election of the Investor Designate at the Company’s annual meeting, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company, to the Board of Directors. If the Investor no longer Beneficially Owns the minimum percentage of Common Stock specified in the prior sentence, the Investor will have no further rights under this Section 6.07 with respect to an Investor Designate, and, at the written request of the Board of Directors, shall use all reasonable best efforts to cause its Investor Designate to resign from the Board of Directors as promptly as possible thereafter.

(b) The Investor Designate (including any successor nominee) duly selected in accordance with Section 6.07(a) shall, subject to Applicable Law, be one of the Company’s nominees to serve on the Board of Directors. The Company shall use all reasonable best efforts to have the Investor Designate elected as a director of the Company and the Company shall solicit proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors.

(c) Subject to Section 6.07(a), the Investor shall have the power to designate an Investor Designate’s replacement upon the death, resignation, retirement, disqualification or removal from office of such director. The Board of Directors will promptly take all action reasonably required to fill the vacancy resulting therefrom with such person (including such person, subject to Applicable Law, being one of the Company’s nominee to serve on the Board of Directors, using all reasonable best efforts to have such person elected as director of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).

(d) The Board Representatives shall be entitled to the same compensation and same indemnification in connection with his or her role as a director as the other members of the Board of Directors, and each Board Representative shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof, to the same extent as the other members of the Board of Directors. The Company shall notify the Board Representatives of all regular and special meetings of the Board of Directors and shall notify the Board Representatives of all regular and special meetings of any committee of the Board of Directors of which a Board Representative is a member. The Company shall provide the Board Representatives with copies of all notices, minutes, consents and other materials provided to all other members of the Board of Directors concurrently as such materials are provided to the other members.

SECTION 6.08. Registration Rights. The Company shall give the Investor and the Investor shall have registration rights as set forth on Annex A to this Agreement.

SECTION 6.09. Additional Financing Right. (a) So long as the Investor owns a Qualifying Ownership Interest and subject to the prior receipt of the Fund Board Approval and Fund Shareholder Approval, if at any time prior to the twenty-four (24) month anniversary of the Step 2 Closing Date, the Company proposes to issue to any Person any Common Stock or a Common Stock-Equivalent Security of the Company (such issuance, a “Qualifying Issuance”) other than (i) pursuant to an employee or non-management director stock option plan, stock bonus plan, stock purchase plan or other management equity program or plan, (ii) pursuant to any merger, share exchange or acquisition pursuant to which Common Stock or any Common Stock-Equivalent Security are exchanged for, or issued upon cancellation or conversion of, equity securities of another entity not Affiliated with the Investor, or (iii) pursuant to any stock split, stock dividend or recapitalization by the Company (so long as all stockholders of the same class or series of securities of the Company are treated equally with all other holders of such class or series of securities with respect to such class or series), the Investor shall be afforded the right to provide additional financing to the Company in lieu of the Qualifying Issuance through a purchase of additional shares of Series B Preferred Stock or a new series of Preferred Stock identical to the Series B Preferred Stock except with respect to conversion price (as provided below) (such additional shares of Preferred Stock, “New Preferred Stock”). The Investor will have the right (the “Additional Financing Right”) to purchase New Preferred Stock up to a principal amount of New Preferred Stock equal to $25 million. The conversion price for the New Preferred Stock will be the lower of (i) the then applicable conversion price of the Series B

Preferred Stock and (ii) the current per share volume-weighted average price of the Common Stock over the ten (10) trading days immediately prior to the consummation of the purchase pursuant to the Additional Financing Right. The Investor must exercise the Additional Financing Right within twenty (20) Business Days after receipt of any notice of intention to initiate a Qualifying Issuance from the Company.

(b) In the event that the Investor exercises its Additional Financing Right and Beneficially Owns in excess of 33% of the outstanding Common Stock (including for this purpose any Conversion Shares) after giving effect to such Additional Financing Right, it shall be granted the right to appoint one (1) additional member to the Board of Directors so long as such additional right would not give rise to a Regulatory Issue. Such additional member of the Board of Directors shall be afforded the same rights as the Investor Designate in accordance with Section 6.07 (such additional member to be included in the term “Investor Designate”).

(c) If the consummation of the Additional Financing Right would result in an “assignment” of the investment advisory contracts of clients of the Company within the meaning of the Investment Company Act and the Investment Advisers Act, then the Company and the Investor shall structure the Qualified Issuance and the securities to be issued by the Company (including, without limitation, by altering the voting rights granted to the Investor) to ensure that such an assignment will not occur.

SECTION 6.10. Investor Put Right; Company Call Option.

(a) Investor Put Right. Subject to Section 6.10(c), at any time on or after the three (3) year anniversary of the Step 1 Closing, the Investor shall have the right (the “Put Right”), to require the Company to repurchase, and the Company shall repurchase, all of the Series A Preferred Stock purchased by the Investor in the Step 1 Sale (or such number of the Series B Preferred Stock which were issued and delivered to the Investor on the Step 2 Closing Date in exchange for all the Series A Preferred Stock purchased by the Investor in the Step 1 Sale) on not less than five (5) days’ notice from the Investor to the Company, which notice shall include the intended date of settlement (the “Put Closing Date”), for a purchase price (the “Put Price”) equal to the liquidation preference of such shares of Series A Preferred Stock (including all accumulated and unpaid dividends and accrued interest thereon to the Put Closing Date). The Put Price shall be payable by the Company in immediately available funds to a bank account or bank accounts designated by the Investor or, at the election of the Company, may be paid in the form of two senior promissory notes each having an aggregate principal amount equal to one half ( 1 /2) of the Put Price of the Company, paying interest at LIBOR plus 300 basis points per annum, the first maturing on the one (1) year anniversary of the Put Closing Date and the second maturing on the two (2) year anniversary of the Put Closing Date.

(b) Company Call Option. Subject to Section 6.10(c), the Company shall have the option (the “Call Option”) at any time after the consummation of the Step 1 Sale and prior to any exercise of the Put Right by the Investor, to repurchase from the Investor, and the Investor shall sell to the Company, all of the shares of Series A Preferred Stock (or such number of the Series B Preferred Stock which were issued and delivered to the Investor on the Step 2 Closing Date in exchange for all the Series A Preferred Stock purchased by the Investor in the Step 1 Sale) then held by the Investor, on not less than five (5) days notice from the Company to the Investor, which notice shall include the intended date of settlement (the “Call Closing Date”), for a purchase price (the “Call Price”) equal to the liquidation preference of such shares of Series A Preferred Stock (including all accumulated and unpaid dividends and accrued interest thereon to the Put Closing Date). The Call Price shall be payable by the Company in immediately available funds to a bank account or bank accounts designated by the Investor on the Call Closing Date.

(c) Termination of Put Right and Call Option. Notwithstanding anything to contrary contained herein, the Put Right and the Call Option shall expire and be null, void and of no further force or effect, if at the time that the Step 2 Sale is consummated or at anytime thereafter the average Closing Price for the Common Stock during any five (5) consecutive trading day period exceeds the conversion price per share of the Preferred Stock, as adjusted from time to time. The Put Right and the Call Option shall also expire and be null, void and of no further force or effect, in the event that the Investor converts any or all of the Series A Preferred Stock received by it in the Step 1 Sale into Common Stock (or such number of the Series B Preferred Stock which were issued and delivered to the Investor on the Step 2 Closing Date in exchange for all the Series A Preferred Stock purchased by the Investor in the Step 1 Sale), but in the event that the Investor converts some but not all of Series A Preferred Stock or such Series B Preferred Stock which were issued and delivered to the Investor on the Step 2 Closing Date in exchange for all the Series A Preferred Stock, as the case may be, into Common Stock, then the Put Right and the Call Option shall expire and be null, void and of no further force or effect only with respect to such converted shares and the provisions of this Section 6.10 will apply to the remaining shares of Series A Preferred Stock, or Series B Preferred Stock which were issued and delivered to the Investor on the Step 2 Closing Date in exchange for all the Series A Preferred Stock, as the case may be, mutatis mutandis.

(d) Guaranty. From and after the date of this Agreement, if all or any part of the Company’s obligations under this Section 6.10 shall not be punctually paid when due, PNX shall, immediately upon demand by the Investor, pay the amount due to the Investor under this Section 6.10. This guaranty shall be a continuing guaranty and shall remain in full force and effect until, and PNX’s liability under this guaranty shall terminate upon, payment in full of all such amounts by the Company. PNX acknowledges that its obligations under this Section 6.10(d) shall not be released or discharged in whole or in part by the insolvency, bankruptcy, liquidation, termination, dissolution, merger, consolidation or other business combination of the Company.

SECTION 6.11. Interim Period Actions. (a) The Company, PNX and PIMCO covenant and agree that after the date of this Agreement until the Step 2 Closing Date (or the Step 1 Closing Date, if this Agreement has been terminated with respect to the Step 2 Closing), unless the Investor shall otherwise approve in writing, and except as may be required by Applicable Laws, the Company and Virtus shall, and PNX and PIMCO shall cause the Company and Virtus to, conduct the Virtus Business in the ordinary course consistent with past practice. The Company, PNX and PIMCO further agree that during such period, unless the Investor shall otherwise approve in writing: (i) the Company will not adopt or propose any material change in its certificate of incorporation or by-laws, each in the draft form provided to the Investor prior to the date hereof, (ii) none of the Company, PNX or PIMCO will adopt or propose any material change in, or terminate, or waive any material rights of the Company or for the benefit of the

Virtus Business under the Separation Agreement, the “Employee Matters Agreement”, the “Tax Separation Agreement” or the “Transition Services Agreement” (as such terms are defined in the Separation Agreement), including any schedules, annexes or exhibits thereto, or the change of control agreement of Mr. George Aylward, each in the draft form provided to the Investor prior to the date hereof, or enter into, approve or adopt any other Contract between the Company or one or more of the Subsidiaries, on the one hand, and PNX, PIMCO or any of their Affiliates (other than the Company and the Subsidiaries), on the other hand, or any amendment to such a Contract, (iii) none of the Company or the Subsidiaries will enter into, amend or terminate any Contract (other than Contracts referred to in clause (ii) above) to which it is a party if such new Contract, amendment or termination would be material to the Company or the Investor and would adversely affect the Company or the Investor, and (iv) none of the Company, PNX or PIMCO will take any action or omit to take any action that is reasonably likely to result in any of the conditions to the Transactions contemplated in this Agreement not being satisfied, or agree, authorize or commit to do any of the foregoing.

(b) The Company, PNX and PIMCO covenant and agree that the terms of the Certificate of Designations will be substantially consistent with those set forth in the term sheet attached hereto as Exhibit A, with such modifications thereto as the parties hereto may agree.

(c) The Company, PNX and PIMCO covenant and agree that after the date of this Agreement until the Distribution, the Company will not enter into any employment agreement with any of its employees or officers (including Mr. George Aylward). Upon the Distribution, the Company may enter into such Contracts, provided that any such Contract is approved by the Board of Directors and the Compensation Committee of the Company.

SECTION 6.12. Equity Awards. The Company will not, and PNX and PIMCO shall cause the Company not to grant shares of Common Stock (or securities convertible into or exchangeable therefore) pursuant to any employee benefit plan or other equity-based awards to employees or directors, other than pursuant to the Virtus Investment Partners, Inc. Omnibus Incentive and Equity Plan (the “Plan”), for the period of operation of the Plan in accordance with its terms. The Plan shall not be materially different than the form provided to the Investor prior to the date hereof and will have terms substantially consistent with those set forth in Exhibit B. The Plan may become effective and the awards made thereunder be granted only following the Distribution and will be subject to the approval of the Board of Directors and the Compensation Committee of the Company.

SECTION 6.13. Regulatory Action. (a) Neither the Company nor any of the Subsidiaries shall, and PNX and PIMCO shall cause the Company and the Subsidiaries not to, enter into any settlement or consent in a regulatory enforcement matter, or make any application to U.S. banking or other regulatory authorities, that in either case would be reasonably likely (i) to cause the Investor or any of its Affiliates to suffer any regulatory disqualification from continuing to hold the investment in the Company, or (ii) to cause a suspension of any registration or license material to the business of the Bank of Montreal and its subsidiaries, taken together (the “BMO Group”), as it is conducted today, or any other adverse regulatory consequence material to the BMO Group; provided, that, in the case of any such proposed settlement or consent in a regulatory enforcement matter, if any expected disqualification or adverse regulatory consequence to the Investor could be avoided by the disposition by the

Investor of less than 10% of the shares of Preferred Stock originally purchased on the Step 2 Closing Date, the Investor shall use its commercially reasonable efforts to, and the Company will assist the Investor (including by waiving any restrictions under Section 7.03, if required) in its efforts to, make such disposition a commercially reasonable manner.

(b) The Investor and the Company will cooperate to ensure compliance with various legal regulatory frameworks involving aggregation of positions among Affiliates, and the Company will adopt position limits where necessary or advisable. The Investor and the Company agree and acknowledge that U.S. and other regulatory authorities may impose restrictions or conditions on Investor’s investment in the Preferred Stock or the Common Stock which may limit or restrict the actions of either of them or their respective subsidiaries and Affiliates after the Step 1 Closing Date or the Step 2 Closing Date.

SECTION 6.14. Tax Separation. Each of PNX and the Company agrees to comply with its respective obligations under the Tax Separation Agreement.

SECTION 6.15. Rights Agreement. The Rights Agreement will be substantially in the form provided to the Investor prior to the date hereof, with such additional provisions with respect to the Investor’s exclusion as an “Acquiring Person” which shall be mutually agreed by the Investor and the Company.

ARTICLE VII

COVENANTS OF THE INVESTOR

SECTION 7.01. Compliance with Conditions; Reasonable Best Efforts. The Investor will use reasonable best efforts to cause all conditions precedent to its obligations to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Investor will use reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the Transactions in accordance with the terms of this Agreement.

SECTION 7.02. Consents and Approvals. The Investor (a) shall use its reasonable best efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other Persons required in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions and (b) shall diligently assist and cooperate with the Company in preparing and filing all documents required to be submitted by the Company to any Governmental Authority in connection with the Transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Company all information concerning the Investor that counsel to the Company reasonably determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

SECTION 7.03. Restrictions on Transfer.

(a) Restrictions on Transfer. Until the thirty month anniversary of the Step 2 Closing Date, the Investor will not transfer, sell, assign or otherwise dispose of (“Transfer”) any

Preferred Stock or Conversion Shares acquired pursuant to this Agreement; provided that, except for Transfers pursuant to Rule 144 under the Securities Act or a registered offering, any Transfer permitted under this Section 7.03(a) must not (i) cause a Regulatory Issue, or (ii) be made to a Competitor or any controlled Affiliate of any Competitor.

(b) Permitted Transfers. Notwithstanding Section 7.03(a), the Investor shall be permitted to Transfer any portion or all of its Preferred Stock or Conversion Shares at any time under the following circumstances:

(1) Transfers to any Affiliate under common control with the Investor’s ultimate parent entity but in only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement (any such transferee shall be included in the term “Investor”);

(2) Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or change of control involving the Company or any Subsidiaries;

(3) Transfers commenced after the commencement of bankruptcy or insolvency proceedings;

(4) Transfers made in connection with a pledge to a financial institution to secure a bona fide debt financing and any foreclosure of such pledge and subsequent sale of the securities; or

(5) Transfers made with the prior written consent of the Company.

(c) The Investor shall give written notice to the Company, at least ten (10) days prior to entering into any agreement pursuant to which it will Transfer any Preferred Stock it owns (other than a Transfer pursuant to Rule 144 under the Securities Act or a registered offering or a Transfer permitted under Section 7.03(a)). For the avoidance of doubt, within ten (10) days after giving the notice to the Company, the Investor will be entitled to enter into any transaction with any person with regards to the Transfer of Preferred Stock.

SECTION 7.04. Standstill. The Investor agrees that until the three (3) year anniversary of the Step 2 Closing Date, without the prior written approval of the Company, neither the Investor nor any of its controlled Affiliates will, directly or indirectly:

(a) in any way acquire, offer or propose to acquire or agree to acquire, Beneficial Ownership of any Common Stock or other securities issued by the Company, or any securities convertible into or exchangeable for Common Stock or any other equity securities of the Company if such acquisition would result in the Investor and its Affiliates having Beneficial Ownership of more than 23.0% of the outstanding shares of Common Stock of the Company (counting as shares owned by the Investor any Conversion Shares), other than solely as a result of the exercise of the Additional Financing Right or any other rights, entitlements or obligations set forth in this Agreement, the certificate of incorporation of the Company or the Certificate of

Designations; provided, however, that the Investor or its controlled Affiliates will, directly or indirectly, be entitled to acquire, offer or propose to acquire or agree to acquire in any trading market on which securities issued by the Company or any of the Subsidiaries are listed or quoted, Beneficial Ownership of any Common Stock or other securities issued by the Company, or any securities convertible into or exchangeable for Common Stock or any other equity securities of the Company (i) at any time, so long as such acquisition would not result in the Investor’s having Beneficial Ownership of Common Stock of the Company representing more than 24.9% of the outstanding shares of Common Stock (calculated on a fully diluted basis) at the time of acquisition or (ii) at any time, so long as any resulting increase in the Beneficial Ownership of the Investor and its Affiliates (as a percentage of the outstanding fully-diluted Common Stock) is less than or equal to a prior reduction in such Beneficial Ownership resulting from the issuance by the Company of shares of Common Stock (or securities convertible into or exchangeable therefore) pursuant to any employee benefit plan or other equity-based awards to employees or directors; provided, further, that the Investor and its Affiliates shall not be entitled to exercise its rights under clause (ii) of the preceding proviso at any time after the Company shall have made a bona fide proposal that entitled the Investor to exercise its Additional Financing Right and the Investor shall have declined to do so.

(b) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into, or otherwise be involved in or part of, any acquisition transaction, merger or other business combination relating to all or part of the Company or any of the Subsidiaries or any acquisition transaction for all or part of the assets of the Company or any Subsidiary or any of their respective businesses;

(c) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) to vote, or seek to advise or influence any person or entity with respect to the voting of, any voting securities of the Company or any Subsidiary;

(d) call or seek to call a meeting of the stockholders of the Company or any of the Subsidiaries or initiate any stockholder proposal for action by stockholders of the Company or any of the Subsidiaries, form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) with respect to any Voting Securities, or seek, propose or otherwise act alone or in concert with others, to influence or control the management, Board of Directors or policies of the Company or any Subsidiaries; or

(e) bring any action or otherwise act to contest the validity of this Section 7.04 or seek a release of the restrictions contained herein, or make a request to amend or waive any provision of this Section 7.04;

provided that nothing in this Section 7.04 shall prevent the Investor or any of its Affiliates from voting any Voting Securities then Beneficially Owned by the Investor or its Affiliates in any manner except that the Investor agrees to vote in favor of the slate of directors recommended by the Board of Directors at each meeting of the Company’s stockholders for the election of such directors; provided, further, that nothing in clause (b), (c) or (d) of this Section 7.04 shall apply to the Investor’s Board Representatives solely in their capacity as directors of the Company.

(f) For purposes of this Agreement, a person shall be deemed to “Beneficially Own” any securities of which such person is considered to be a “Beneficial Owner” under Rule 13d-3 under the Exchange Act, provided that no Person shall be deemed to Beneficially Own any securities it holds (or over which it has investment discretion) in a fiduciary capacity for Clients. For purposes of this Agreement, “Voting Securities” shall mean at any time shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors.

(g) Notwithstanding the foregoing provisions of this Section 7.04, the restrictions set forth above in this Section 7.04 shall be suspended: (a) if it is publicly disclosed that the Company is seeking any purchaser for a controlling interest in its business or enters into negotiations for the sale of such controlling interest, which negotiations are publicly disclosed; (b) if it is publicly disclosed that (1) another Person or group which is unaffiliated with the Investor has offered or proposed to acquire, directly or indirectly, by purchase, tender offer, merger, consolidation or otherwise, a controlling interest in the Company, or assets representing, at least fifty percent (50%) of the market capitalization of the Company, and the Company has approved or recommended that the stockholders of the Company accept such offer, or (2) the Company has entered into an agreement in principle or definitive agreement providing for a transaction described in the proceeding clause (1); (c) if a party unaffiliated with the Investor shall have acquired control of the board of directors of the Company through the solicitation of proxies or otherwise; (d) with respect to any acquisition by the Investor or any of its Affiliates of any assets or securities of the Company, as debtor, in a transaction subject to the approval of the United States Bankruptcy Court pursuant to proceedings under the United States Bankruptcy Code; (e) with respect to the sale or exchange by the Investor of securities in a tender or exchange offer initiated by a Person other than the Investor or its Affiliates; or (f) with respect to any action taken by the Investor or its Affiliates required by this Agreement or necessary to consummate the Transactions.

SECTION 7.05. Confidentiality; Information. (a) Each party hereto (the Company, PNX and PIMCO being considered one party for purposes of this Section 7.05) shall keep all information received by it from the other party or its Representatives confidential and shall not, without the other party’s prior written consent, disclose such information in any manner whatsoever, in whole or in part. The Investor shall cause its Board Representatives to comply with the foregoing requirement.

(b) Section 7.05(a) shall not apply to any such information as (i) is or becomes generally available to the public other than as a result of any disclosure or other action or inaction by a party hereto (the “Disclosing Party”) or any of its Representatives in breach of its obligations under this Section 7.05 or (ii) is or becomes known or available to the Disclosing Party on a non-confidential basis from a source (other than the other party or its Representatives) that, to the best of its knowledge, is not under a legal obligation not to disclose such information to such party or (iii) was independently developed by the Disclosing Party or its Representatives without reference to any information provided by the other party or its Representatives (except pursuant to clauses (i), (ii) or (iv)) or (iv) was known to the Disclosing Party prior to such disclosure by the other party or its Representatives.

(c) In the event that the Disclosing Party or its Representatives become legally compelled (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or otherwise), to disclose any information received from the other party or its Representatives, the Disclosing Party shall provide the other party with prompt written notice so that such other party may seek a protective order or other appropriate remedy, or if the other party so directs, the Disclosing Party shall, and shall cause its Representatives to, exercise its reasonable best efforts to obtain a protective order or other appropriate remedy at the other party’s reasonable expense. Failing the entry of a protective order or other appropriate remedy or receipt of a waiver hereunder, the Disclosing Party shall furnish only that portion of the information which it is advised by its counsel is legally required to be furnished and shall exercise its reasonable best efforts to obtain reliable assurance that confidential treatment shall be accorded such information.

(d) The Investor shall cause its Board Representatives to provide such information to the Company as may reasonably be required in connection with the Form 10 (if designated prior to the Effective Date) or any other filings with the Commission or any other Governmental Authority in connection with the Distribution or the Transactions.

SECTION 7.06. Tax Treatment. The parties acknowledge that PIMCO intends to treat the Contribution as not qualifying as a transfer to a controlled corporation under Section 351(a) or (b) of the Code and the Investor agrees not to take any position for U.S. federal income tax purposes that is inconsistent with that treatment.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE STEP 1 CLOSING AND STEP 2 CLOSING

SECTION 8.01. Conditions to the Company’s Obligations in Respect of the Step 1 Closing Date. The obligations of the Company and PIMCO to issue and sell the Preferred Stock hereunder shall be subject to the satisfaction or waiver, on the Step 1 Closing Date, of the following conditions:

(a) no provision of any Applicable Law, injunction, order or decree of any Governmental Authority shall be in effect which has the effect of making the Transactions or the ownership by the Investor of the Preferred Stock or the Conversion Shares illegal or shall otherwise prohibit the consummation of the Transactions;

(b) the representations and warranties of the Investor contained in this Agreement shall have been (A) in the case of representations and warranties that are qualified as to materiality or Material Adverse Effect, true and correct and (B) in all other cases, true and correct in all material respects, in each case as of the Step 1 Closing Date with the same force and effect as though made on and as of the Step 1 Closing Date;

(c) the Investor shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by the Investor on the Step 1 Closing Date; and

(d) the Investor shall have delivered to the Company a certificate executed by it or on its behalf by a duly authorized officer, dated the Step 1 Closing Date, to the effect that each of the conditions specified in paragraph (a) through (c) of this Section 8.01 has been satisfied.

SECTION 8.02. Conditions to the Investor’s Obligations in Respect of the Step 1 Closing Date. The obligations of the Investor to purchase the Preferred Stock hereunder shall be subject to the satisfaction or waiver, on the Step 1 Closing Date, of the following conditions:

(a) no provision of any Applicable Law, injunction, order or decree of any Governmental Authority shall be in effect which has the effect of making the Transactions or the ownership by the Investor of the Preferred Stock or the Conversion Shares illegal or shall otherwise prohibit the consummation of the Transactions;

(b) the representations and warranties of the Company, PNX and PIMCO contained in this Agreement shall have been (A) in the case of representations and warranties that are qualified as to materiality or Material Adverse Effect, true and correct and (B) in all other cases, true and correct in all material respects, in each case as of the Step 1 Closing Date with the same force and effect as though made on and as of the Step 1 Closing Date;

(c) each of the Company, PNX and PIMCO shall have performed in all material respects all of their obligations, agreements and covenants contained in this Agreement to be performed and complied with at or prior to the Step 1 Closing Date;

(d) the Contribution shall have occurred;

(e) the Certificate of Designations, in the form that is agreed by the parties in accordance with Section 6.11(b), shall have been filed with the Delaware Secretary of State; and

(f) each of the Company, PNX and PIMCO shall have delivered to the Investor a certificate executed by it or on its behalf by a duly authorized officer, dated the Step 1 Closing Date, to the effect that each of the conditions specified in paragraphs (a) through (e) of this Section 8.02 has been satisfied.

SECTION 8.03. Conditions to Each Party’s Obligations in Respect of the Step 2 Closing Date. The respective obligations of the Company and the Investor hereunder required to be performed on the Step 2 Closing shall be subject to the satisfaction or waiver of the following conditions in addition to the conditions set forth in Section 8.04 and Section 8.05, respectively:

(a) The Form 10 shall have been declared effective by the Commission;

(b) PNX shall have declared a dividend distributing all the shares of Common Stock owned by PNX to holders of PNX common stock and not revoked such dividend;

(c) all conditions to the Distribution, as set forth in the Separation Agreement, shall have been satisfied; and

(d) no provision of any Applicable Law, injunction, order or decree of any Governmental Authority shall be in effect which has the effect of making the Transactions or the ownership by the Investor of the Preferred Stock or the Conversion Shares illegal or shall otherwise prohibit the consummation of the Transactions.

SECTION 8.04. Conditions to the Company’s Obligations in Respect of the Step 2 Closing Date. The obligations of the Company and PIMCO to issue and sell the Preferred Stock hereunder shall be subject to the satisfaction or waiver, on the Step 2 Closing Date, of the following conditions:

(a) the Investor shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by the Investor on the Step 2 Closing Date; and

(b) the Investor shall have delivered to the Company a certificate executed by it or on its behalf by a duly authorized officer, dated the Step 2 Closing Date, to the effect that each of the conditions specified in paragraph (a) of this Section 8.04 and paragraph (d) of Section 8.03 has been satisfied.

SECTION 8.05. Conditions to the Investor’s Obligations in Respect of the Step 2 Closing Date. The obligations of the Investor to purchase the Preferred Stock hereunder shall be subject to the satisfaction or waiver, on the Step 2 Closing Date, of the following conditions:

(a) since the date of this Agreement, there shall not have occurred any change, event, circumstances or development that has had, or would be reasonably likely to have, a Material Adverse Effect;

(b) each of the Company, PNX and PIMCO shall have performed in all material respects all of their obligations, agreements and covenants contained in this Agreement to be performed and complied with at or prior to the Step 2 Closing Date;

(c) the working capital of the Company (calculated as the excess of current assets over current liabilities) shall be in excess of $28 million;

(d) any intercompany debt which the Company owes to PNX or any of its Affiliates immediately after the Distribution, together with any such intercompany debt that shall have been paid off by the Company or Virtus immediately prior to or in connection with the Distribution, will not exceed $33 million; and

(e) each of the Company, PNX and PIMCO shall have delivered to the Investor a certificate executed by it or on its behalf by a duly authorized officer, dated the Step 2 Closing Date, to the effect that each of the conditions specified in paragraphs (a) through (d) of this Section 8.05 and paragraphs (a) through (d) of Section 8.03 has been satisfied.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01. Indemnification. (a) The Company, PNX and PIMCO agree jointly and severally to indemnify and hold harmless the Investor and its Affiliates and each of their respective officers, directors, partners, members and employees, and each person who controls the Investor within the meaning of the Exchange Act and the regulations thereunder, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees, disbursements and taxes), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of, the representations or warranties of the Company, PNX or PIMCO in this Agreement, where such representations or warranties are read without giving effect to any qualifications or limitations set forth in such representation and warranties as to “materiality”, “Material Adverse Effect”, “knowledge” and words of similar import, (2) the breach of any agreements or covenants made by the Company, PNX or PIMCO in this Agreement, (3) any Loss for which the Company is entitled to indemnification under Section 6.02 of the Separation Agreement and Article II of the Tax Separation Agreement (for this purpose, treating the Investor and its Affiliates as though they were indemnified persons thereunder) without duplication for any Loss the Company is made whole, (4) the Official Committee of Asbestos Claimants of G-I Holdings, Inc. f/k/a GAF Corporation v. Building Materials Corporation of America, et al and any related action, suit or proceeding, or (5) the inquiry regarding Phoenix Growth and Income Fund.

(b) The Investor agrees to indemnify and hold harmless each of the Company and its Affiliates and each of their respective officers and directors, and each person who controls the Company within the meaning of the Exchange Act and the regulations thereunder, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of the Investor’s representations or warranties in this Agreement or (2) the Investor’s breach of agreements or covenants made by the Investor in this Agreement.

(c) A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9.01 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense thereof, unless the counsel to the Indemnified Party advises such Indemnifying Party in writing that such claim involves a conflict of interest (other than one of a monetary nature)

that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, in which case the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions). If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold or delay its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(d) The Company, PNX and PIMCO shall not be required to indemnify the Indemnified Parties pursuant to Section 9.01(a)(1), disregarding all qualifications or limitations set forth in such representation and warranties as to “materiality”, “Material Adverse Effect” and words of similar import, (1) with respect to any claim for indemnification per individual breach or series of related items if the aggregate amount of Losses with respect to such claim are less than $10,000 (any claim involving Losses less than such amount being referred to as a “De Minimis Claim”) and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 9.01(a)(1) exceed $250,000 (the “Threshold Amount”), in which event the Company, PNX and PIMCO shall be responsible for only the amount of such Losses in excess of the Threshold Amount. The Investor shall not be required to indemnify the Indemnified Parties pursuant to Section 9.1(b), disregarding all qualifications or limitations set forth in such representation and warranties as to “materiality”, “Material Adverse Effect” and words of similar import, (1) with respect to any De Minimis Claim and (2) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 9.1(b) exceed the Threshold Amount, in which event the Investor shall be responsible for only the amount of such Losses in excess of the Threshold Amount. Notwithstanding the foregoing provisions of this Section 9.01, the cumulative indemnification obligations of (i) (x) the Company, PNX and PIMCO to the Investor and all of the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with) the Investor or (y) the Investor to the Company and the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with) the Company, in each case for inaccuracies in or breaches of representations and warranties, shall not exceed $35 million; and (ii) PNX and PIMCO to the Investor and all of the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with) the Investor or (y) the Investor to PNX, PIMCO and the Indemnified Parties affiliated with (or whose claims are permitted by virtue of their relationship with) the Company, in each case for inaccuracies in or breaches of representations and warranties, shall not exceed $22.5 million.

(e) Any claim for indemnification pursuant to Section 9.01(a)(1) for breach of any representation or warranty can only be brought on or prior to the expiration of the survival period applicable to such representation or warranty as set forth in Section 9.02; provided that if notice of a claim for indemnification pursuant to Section 9.01(a)(1) for breach of any representation or warranty is brought prior to the expiration of the survival period applicable to such representation or warranty as set forth in Section 9.02, then the obligation to indemnify in respect of such breach shall survive as to such claim until such claim has been finally resolved.

(f) The indemnity provided for in this Section 9.01 shall be the sole and exclusive monetary remedy of Indemnified Parties for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud by any other party in connection with the Transactions. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.

(g) Any indemnification payments pursuant to this Section 9.01 shall be treated as an adjustment to the purchase price for the Preferred Stock for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by Applicable Law.

SECTION 9.02. Survival. Each of the representations and warranties set forth in this Agreement shall survive the Step 2 Closing Date (or the Step 1 Closing Date, if this Agreement has been terminated with respect to the Step 2 Closing):

(a) indefinitely, in the case of any breach of, or inaccuracy in, the representations and warranties set forth in Section 3.01 (Organization and Standing), Section 3.02 (Capital Stock), Section 3.03 (Authorization; Enforceability), Section 4.01 (Organization; Authorization; Enforceability), or Section 5.01 (Organization; Authorization; Enforceability); and

(b) for a period of eighteen (18) months from the Step 2 Closing Date (or the Step 1 Closing Date, if this Agreement has been terminated with respect to the Step 2 Closing), in the case of any breach of, or inaccuracy in, any other representation and warranty or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the periods set forth above in this Section 9.02, and thereafter shall expire and have no further force and effect, including in respect of Section 9.01.

SECTION 9.03. Legends. (a) So long as applicable, each certificate representing any portion of the Preferred Stock and Conversion Shares shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THOSE LAWS.”

(b) In addition, so long as applicable, each certificate representing any portion of the Preferred Stock and Conversion Shares shall be stamped or otherwise imprinted with a legend in the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN AN INVESTMENT AND CONTRIBUTION AGREEMENT, DATED AS OF OCTOBER 30, 2008, AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH. ANY TRANSFER NOT IN COMPLIANCE WITH SUCH AGREEMENT SHALL BE VOID.”

The legend referred to in this paragraph (b) shall be removed at such time as such security is transferred to a Person other than the Investor or any of its permitted transferees.

SECTION 9.04. Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service.

To the Company:

Virtus Holdings, Inc.

c/o Virtus Investment Partners, Inc.

56 Prospect Street

Hartford, Connecticut 06102

Attention: General Counsel

with copies to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn: Gary I. Horowitz

Telephone: (212) 455-2000

Fax:            (212) 455-2502

and

Day Pitney LLP

200 Campus Drive

Florham Park, New Jersey 07932

Attention: Warren J. Casey

Fax:            (973) 966-1015

To PIMCO:

Phoenix Investment Management Company

c/o The Phoenix Companies, Inc.

One American Row

Hartford, Connecticut 06102

Attention: General Counsel

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn: Gary I. Horowitz

Telephone: (212) 455-2000

Fax:            (212) 455-2502

To the Investor:

Harris Bankcorp, Inc.

111 W. Monroe Street

Chicago, Illinois 60603

Attn: Barbara Muir

Telephone: (416) 867-6423

Fax:            (312) 765-8106

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attn: John J. O’Brien

Telephone: (212) 558-4000

Fax:            (212) 558-4437

SECTION 9.05. Termination. (a) This Agreement may be terminated (i) at any time prior to the Step 1 Closing Date, or following the Step 1 Closing, the Step 2 Closing Date (but only with respect to the Step 2 Closing), by mutual written agreement of the Company and the Investor, (ii) if the Step 2 Closing shall not have occurred on or prior to January 31, 2009, by either the Company or the Investor, at any time after January 31, 2009, but only with respect to the provisions of this Agreement governing the Step 2 Sale; provided that the right to terminate this Agreement under this Section 9.05(a)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of or resulted in the failure of the Step 2 Closing to occur on or before such date or (iii) if any Governmental Authority shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Contribution, the Distribution or the other Transactions, by either the Company or the Investor, provided that the right to terminate this Agreement pursuant to this Section 9.05(a)(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement was the cause of, or resulted in, such final order, decree or ruling.

In the event that in accordance with the foregoing this Agreement is terminated only with respect to the Step 2 Closing, the parties hereto shall continue to be bound by all the provisions of this Agreement, except for Section 2.02(b), Section 6.07, Section 6.09, Section 7.04, Section 8.03, Section 8.04 and Section 8.05. For the avoidance of doubt, in the event of termination of this Agreement with respect to the Step 2 Closing, the Investor and the Company shall retain their respective Put Right and Call Option with respect to the Series A Preferred Stock purchased by the Investor in the Step 1 Sale.

(b) In the event of termination of this Agreement, written notice thereof shall be given to the other parties specifying the provision hereof pursuant to which such termination is made, and this Agreement (except for the provisions of Section 7.05 and this Article IX which shall survive such termination) shall become null and void.

SECTION 9.06. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

SECTION 9.07. WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER

AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.07.

SECTION 9.08. Entire Agreement. (a) This Agreement (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

SECTION 9.09. Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

SECTION 9.10. Waivers and Extensions. Any party to this Agreement may waive any condition, right, breach or default that such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

SECTION 9.11. Titles and Headings; Rules of Construction. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) “or” is not exclusive;

(c) “including” means including without limitation; and

(d) words in the singular include the plural and words in the plural include the singular.

SECTION 9.12. Exhibits and Schedules. Each of the exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

SECTION 9.13. Press Releases and Public Announcements. All public announcements or public disclosures relating to the Transactions (other than the Form 10) shall be made only if mutually agreed upon by the Company and the Investor, except to the extent such disclosure is, in the opinion of counsel, required by law or by stock exchange regulation.

SECTION 9.14. Assignment; No Third-Party Beneficiaries. Except as otherwise set forth in Section 7.03(c), this Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company without the prior written consent of the Investor, and may not be assigned or delegated by the Investor without the Company’s prior written consent. Except as set forth above, any assignment or delegation of rights, duties or obligations hereunder made in violation of this Section 9.14 shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than as expressly set forth in this Section 9.14.

SECTION 9.15. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

SECTION 9.16. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

SECTION 9.17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PHOENIX INVESTMENT MANAGEMENT COMPANY

By	/s/ James D. Wehr
Name:	James D. Wehr
Title:	President

VIRTUS HOLDINGS, INC.

By	/s/ George R. Aylward, Jr.
Name:	George R. Aylward, Jr.
Title:	President

[Signature Page to Investment and Contribution Agreement]

HARRIS BANKCORP, INC.

By	/s/ Charles R. Tonge
Name:	Charles R. Tonge
Title:	Vice Chairman

[Signature Page to Investment and Contribution Agreement]

THE PHOENIX COMPANIES, INC.

By	/s/ Peter Hofmann
Name:	Peter Hofmann
Title:	Senior Executive Vice President

[Signature Page to Investment and Contribution Agreement]